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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.


/s/  Arthur Andersen LLP

Boston, Massachusetts
December 17, 1999









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